Exhibit 10.3
ABM INDUSTRIES INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
2006 EQUITY INCENTIVE PLAN
The Compensation Committee of the Board of Directors (the “Compensation Committee”) of ABM Industries Incorporated (the “Company”) is pleased to grant you (the “Optionee”) a nonqualified stock option (the “Option”) under the Company’s 2006 Equity Incentive Plan (the “Plan”) to purchase shares of common stock of the Company as described below:

Optionee Name:	(Name)

Number of Shares Subject to Option:	(# of shares)

Price Per Share:	(grant price)

Grant Date:	March 31, 2010

Vesting Schedule:	100% on the fifth anniversary of the Grant Date

Expiration Date:	7 years from Grant Date (or earlier if employment terminates)
Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable vesting date, the Option will vest as provided above. The unvested portion of the Option may be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan, the Statement of Terms and Conditions and Attachment 1 attached hereto. In addition, the Option and amounts realized upon the sale of shares received upon exercise of the Option may be subject to forfeiture under the circumstances set forth in the Plan and the Statement of Terms and Conditions.
Additional Terms: ☑ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto are applicable and are incorporated herein by reference. (No document need be attached as Attachment 1).
The Plan and the Statement of Terms and Conditions attached hereto are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Optionee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Optionee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.
Please sign your name in the space provided below on this Option Agreement and return an executed copy to Erin Andre, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.
By their signatures below, the Company and the Optionee agree that the Option is granted under and governed by this Option Agreement (including Attachment 1, if applicable) and by the provisions of the Plan and the Statement of Terms and Conditions.

ABM INDUSTRIES INCORPORATED		OPTIONEE

By:

Linda Chavez
Chair of the Compensation Committee

Date:	Date:

Attachments:	Attachment 1 (Additional Terms and Conditions) 2006 Equity Incentive Plan Statement of Terms and Conditions 2006 Equity Incentive Plan Prospectus

Attachment 1
Additional Terms and Conditions
Pursuant to the authority provided in the Plan and the Statement of Terms and Conditions, the Compensation Committee has determined that the Option granted pursuant to this Option Agreement shall be subject to the following additional terms and conditions.
Retirement. All references to “Retirement, “in Section III.E.1 of the Statement of Terms and Conditions shall be disregarded and of no force and effect with respect to the Option. Accordingly, Retirement shall not result in pro-rata vesting of the Option, notwithstanding Section III.E.1 of the Statement of Terms and Conditions. The Optionee acknowledges that the unvested portion of the Option shall be subject to forfeiture if the Optionee terminates employment due to Retirement before the vesting date.
Disability or death. The provisions in Section III.E.1 of the Statement of Terms and Conditions with respect to vesting in the event of Disability or death shall be disregarded and of no force and effect with respect to the Option and instead, the provision set forth in the following sentence shall apply with respect to vesting of the Option in the event of Disability or death. If the Optionee ceases to be a bona fide employee of the Company or an Affiliate due to Disability or death during the Option Period, then the Option shall vest in an amount equal to the number of Shares subject to the Option multiplied by the number of whole months between the grant date and the date of Disability or death divided by 60.
Termination of Employment. For the avoidance of doubt, in the event that the Optionee ceases to be a bona fide employee of the Company or of an Affiliate, other than for a reason described in the preceding paragraph with respect to Disability or death, or in connection with circumstances relating to a change in control as set forth in Section VII.A. of the Statement of Terms and Conditions, then if the Option has not vested under the terms of this Option Award Agreement prior to the date that the employee ceases to be a bona fide employee of the Company or of an Affiliate, the Option shall expire and terminate on such date with respect to all of the Shares subject to the Option.